UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 8, 2013 (March 5, 2013)

Realogy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35674	20-8050955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Realogy Group LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-179896	20-4381990
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Campus Drive
Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 407-2000

(Registrant’s telephone number, including area code)

None

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 5, 2013, Realogy Group LLC, a Delaware limited liability company (“Realogy Group”), an indirect wholly-owned subsidiary of Realogy Holdings Corp. (“Realogy Holdings” and, together with its wholly-owned subsidiaries, including Realogy Group, collectively, the “Company,” “we,” “us” or “our”), announced that it had consummated the refinancing of its existing term loan and revolving credit facilities through an amendment and restatement of its existing senior secured credit agreement. References to “Intermediate Holdings” contained herein refer to Realogy Intermediate Holdings LLC, the direct wholly-owned subsidiary of Realogy Holdings and the holder of all of the outstanding membership interests of Realogy Group.

Item 1.01.	Entry into a Material Definitive Agreement.

1. Amended and Restated Credit Agreement

General

On March 5, 2013, Realogy Group entered into an amended and restated senior secured credit agreement (the “Amended and Restated Agreement”) with Intermediate Holdings, J.P. Morgan Securities LLC as lead arranger, JPMorgan Chase Bank, N.A., as administrative agent, Goldman Sachs Lending Partners LLC, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and Credit Agricole Corporate and Investment Bank as joint lead arrangers, joint bookrunners, co-syndication agents and co-documentation agents, and other lenders. The Amended and Restated Agreement replaces the agreement that had been entered into on April 10, 2007 (as previously amended, the “Prior Agreement”) and refinances the prior term loan facility and prior revolving credit facility. The existing synthetic letter of credit facility was not refinanced and remains outstanding under the Amended and Restated Agreement.

The Amended and Restated Agreement provides for (a) a seven-year, $1.920 billion term loan facility issued at 99% of par with a maturity date of March 5, 2020, the proceeds of which were utilized to pay off the $1.822 billion aggregate principal amount of the existing borrowings under the term loan under the Prior Agreement, plus accrued and unpaid interest, and to pay the fees and expenses incurred in connection with the refinancing and for general corporate purposes; and (b) a five-year, $475 million revolving credit facility with a maturity date of March 5, 2018, which includes (i) a $250 million letter of credit subfacility and (ii) a swingline loan subfacility made available for our account. Initial borrowings under the new revolving credit facility were used to repay the outstanding indebtedness under the prior revolving credit facility. We will use our new revolving credit facility for, among other things, our and our respective subsidiaries’ working capital and other general corporate purposes, including, without limitation, effecting permitted acquisitions and investments. The Amended and Restated Agreement also retains a $155 million synthetic letter of credit facility, approximately $36 million of which matures on October 10, 2013 and the balance of which matures on October 10, 2016.

The Amended and Restated Agreement permits us to obtain up to $500 million of additional credit facilities from lenders reasonably satisfactory to the administrative agent and us, without the consent of the existing lenders under our new senior secured credit facility, plus an unlimited amount if our senior secured leverage ratio (again calculated assuming all revolving commitments are outstanding) is less than 3.50 to 1.00 on a pro forma basis. Subject to certain restrictions, the Amended and Restated Agreements also permits us to issue senior secured or unsecured notes in lieu of any incremental facility.

Scheduled amortization payments and mandatory prepayments

Our new term loan facility provides for quarterly amortization payments totaling 1% per annum of the original principal amount of the new term loan facility, commencing June 30, 2013, with the balance payable upon the final maturity date. The quarterly amortization payments totaling 1% per annum of the principal amount of the synthetic letter of credit facility outstanding on the date of the Amended and Restated Agreement remains unchanged, with the balance payable upon the final maturity date. Consistent with the Prior Agreement, but after giving effect to the modification of the definition of excess cash flow in the Amended and Restated Agreement, mandatory prepayment obligations under our new term loan facility include:

•

100% of the net cash proceeds of asset sales and dispositions subject to certain exceptions and customary reinvestment provisions; provided that, if the senior secured leverage ratio is less than or equal to 2.50:1.00, we may retain up to $200 million of asset sale proceeds;

•

Beginning on January 1, 2014, if our senior secured leverage ratio exceeds 3.25:1.00, 50% of our excess cash flow (as such definition has been modified in the Amended and Restated Agreement to include, among other things, the subtraction of payments of junior indebtedness reasonably anticipated to be paid in cash within the twelve-month period following the end of the period in which excess cash flow is determined) beginning on January 1, 2014) (reducing to 25% if our senior secured leverage ratio is greater than 2.50:1.00 but less than or equal to 3.25:1.00 and to 0% if our senior secured leverage ratio is less than or equal to 2.50:1.00); and

•

If our senior secured leverage ratio exceeds 2.50:1.00, 100% of the net cash proceeds received from issuances of debt, subject to certain exclusions including certain debt permitted to be incurred under the Amended and Restated Agreement.

Voluntary prepayments and reduction and termination of commitments

We are able to prepay loans and permanently reduce the loan commitments under the Amended and Restated Agreement at any time, subject to the payment of customary LIBOR breakage costs, if any; provided, however, if certain specified repricing events occur on or prior to March 5, 2014, Realogy Group will pay a fee to the applicable lenders equal to 1.00% of the outstanding principal amount of the term loans subject to such repricing event.

The revolving loan commitments are not able to be reduced to less than the outstanding balance of loans and letter of credit obligations under such commitment on the date of such reduction. In addition, we are able to terminate the Amended and Restated Agreement without paying a premium or penalty upon prior written notice, and, in some cases, are able to revoke such notice. Upon termination, we are required to repay all obligations outstanding under the Amended and Restated Agreement and to satisfy all outstanding letter of credit obligations.

Interest, applicable margins and fees

The interest rates with respect to term loans under the new term loan facility are based on, at our option, adjusted LIBOR plus 3.50% (with a LIBOR floor of 1.00%) or ABR plus 2.50% (with an ABR floor of 2.0%).

The interest rates with respect to revolving loans under the new revolving credit facility are based on, at our option, adjusted LIBOR plus 2.75% or ABR plus 1.75%.

Overdue amounts owing under the Amended and Restated Agreement will bear interest at a rate per annum equal to the rate otherwise applicable thereto (or the rate applicable to ABR loans, in the case of any other amounts other than principal) plus an additional 2.0%.

We have the option of requesting that loans be made as LIBOR loans, converting any part of our outstanding base rate loans (other than swingline loans) to LIBOR loans and converting any outstanding LIBOR loan to a base rate loan, subject to the payment of LIBOR breakage costs. With respect to LIBOR loans, the interest is payable in arrears at the end of each applicable interest period, but in any event at least every three (3) months. With respect to base rate loans, the interest is payable on the last business day of each fiscal quarter. In each case, calculations of interest are based on a 360-day year (or 365 or 366 days, as the case may be, in the case of loans based on the agent’s prime or base rate and actual days elapsed).

Our new revolving credit facility requires us to pay the respective participating lenders a quarterly commitment fee initially equal to 0.50% per annum of the average daily amount of undrawn commitments under such facility or subfacility during the preceding quarter.

Each of the new letter of credit subfacility and the existing synthetic letter of credit facility requires us to pay the respective issuing banks a fronting fee (payable quarterly) for each outstanding letter of credit equal to 0.125% per annum of the daily stated amount of such letter of credit.

Our new letter of credit subfacility requires us to pay lenders under the revolving credit facility a letter of credit fee (payable quarterly) on the aggregate daily face amount of the outstanding letters of credit under the revolving credit facility equal to the applicable LIBOR margin for revolving credit loans stated above.

Our existing synthetic letter of credit facility requires us to pay lenders under the synthetic letter of credit facility (i) a letter of credit fee (payable quarterly) on the average daily amount of credit-linked deposits supporting the synthetic letters of credit equal to the applicable LIBOR margin for term loans stated above, and (ii) an additional fee (payable quarterly) of 0.15% per annum on the average daily amount of such credit-linked deposits.

Guarantees and collateral

Our obligations under the Amended and Restated Agreement and under certain interest rate protection or other hedging arrangements entered into with a lender or any affiliate thereof, consistent with the Prior Agreement, are guaranteed by Realogy Group’s parent, Intermediate Holdings, and by each of our existing and subsequently acquired or organized domestic subsidiaries, subject to certain exceptions.

The obligations under the Amended and Restated Agreement are secured to the extent legally permissible by substantially all of the assets of (i) Intermediate Holdings and (ii) ours and the subsidiary guarantors, including but not limited to (a) a first-priority pledge of substantially all capital stock held by us or any subsidiary guarantor (which pledge, with respect to obligations in respect of the borrowings secured by a pledge of the stock of any first-tier foreign subsidiary, is limited to 100% of the non-voting stock (if any) and 65% of the voting stock of such foreign subsidiary), and (b) perfected first-priority security interests in substantially all tangible and intangible assets of us and each subsidiary guarantor, subject to certain exceptions.

Covenants

The Amended and Restated Agreement contains financial, affirmative and negative covenants that we believe are usual and customary for a senior secured credit agreement. The negative covenants in the Amended and Restated Agreement include, among other things, limitations (none of which are absolute) on our ability to:

•	declare dividends and make other distributions;

•	redeem or repurchase our capital stock;

•	prepay, redeem or repurchase certain of our indebtedness;

•	make loans or investments (including acquisitions);

•	incur additional indebtedness;

•	grant liens;

•	enter into sale-leaseback transactions;

•	modify the terms of certain debt;

•	restrict dividends from our subsidiaries;

•	change our business or the business of our subsidiaries;

•	merge or enter into acquisitions;

•	sell our assets; and

•	enter into transactions with our affiliates.

In addition, the Amended and Restated Agreement requires us to maintain a maximum senior secured leverage ratio of 4.75 to 1.00 tested on a quarterly basis but only if the aggregate amount of borrowings outstanding under the revolving credit facility, together with the aggregate amount of letters of credit issued under the letter of credit subfacility at the end of the applicable quarter, exceed 25% of the aggregate revolving credit facility commitments.

Events of default

The events of default under the Amended and Restated Agreement are substantially similar to those under the Prior Agreement and include, without limitation, nonpayment, material misrepresentations, breach of covenants, insolvency, bankruptcy, certain judgments, change of control and cross-events of default on material indebtedness.

2. Amended and Restated Guarantee and Collateral Agreement

On March 5, 2013, Realogy Group entered into an amended and restated guarantee and collateral agreement (the “Amended and Restated Guarantee and Collateral Agreement”) with Intermediate Holdings, each subsidiary loan party thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent. The Amended and Restated Guarantee and Collateral Agreement replaces the agreement that had been entered into on April 10, 2007, as previously amended. Pursuant to the Amended and Restated Guarantee and Collateral Agreement, Realogy Group’s obligations under the Amended and Restated Credit Agreement are secured as described above under “1. Amended and Restated Credit Agreement – Guarantees and collateral” of this Item 1.01.

***

Affiliates of JPMorgan Chase Bank, N.A., which serves as administrative agent under the Amended and Restated Credit Agreement and as administrative and collateral agent under the Amended and Restated Guaranty and Collateral Agreement, as well as certain of the lenders party to the Amended and Restated Credit Agreement, have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. They have received (or will receive) customary fees and commissions for these transactions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 5, 2013, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other financial institutions parties thereto.

10.2	Amended and Restated Guaranty and Collateral Agreement, dated as of March 5, 2013, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the subsidiary loan parties thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY HOLDINGS CORP.

	By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: March 8, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALOGY GROUP LLC

	By:	/s/ Anthony E. Hull
	Name:	Anthony E. Hull
	Title:	Executive Vice President, Chief Financial Officer and Treasurer
Date: March 8, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Credit Agreement, dated as of March 5, 2013, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other financial institutions parties thereto.

10.2	Amended and Restated Guaranty and Collateral Agreement, dated as of March 5, 2013, among Realogy Intermediate Holdings LLC, Realogy Group LLC, the subsidiary loan parties thereto, and JPMorgan Chase Bank, N.A., as administrative and collateral agent.